Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Investors:

The Ruth Group

Nick Laudico

646-536-7030

nlaudico@theruthgroup.com

Courtney Dugan

646-536-7024

cdugan@theruthgroup.com

21ST CENTURY ONCOLOGY HOLDINGS INC. REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

Third Quarter 2014 Highlights:

•                  Total pro-forma revenues of $257.6  million, a 42.2% year-over-year increase

•                  Same market freestanding treatments per day grew 2.4% year-over-year representing the 6th consecutive quarter of steady growth

•                  International cases increased 2.4%

•                  Pro Forma Adjusted EBITDA of $40.1 million, up 72.6% year-over-year, representing 15.5% of total pro-forma revenues

•                  Third straight quarter of year-over-year Pro Forma Adjusted EBITDA margin expansion

•                  Received $325 million preferred equity investment from Canada Pension Plan Investment Board (“CPPIB”) leading to significant deleveraging and increased liquidity for the Company

•                  CMS released its final Physician Fee Schedule (PFS) rule for calendar year 2015; Impact neutral as compared to calendar year 2014

•                  Integration and performance of OnCure and SFRO acquisitions ahead of expectations, producing significant growth opportunities

FORT MYERS, FL, November 13, 2014 — 21st Century Oncology Holdings, Inc. (“21st Century Oncology”, the “Company”), the leading global, physician-led provider of integrated cancer care (“ICC”) services, announced today its financial results for the third quarter ended September 30, 2014.

Dr. Daniel Dosoretz, Founder and Chief Executive Officer, commented, “Clearly the most notable event of the third quarter was the cash equity investment that we received from CPPIB, Canada’s largest pension fund with C$227 billion in assets under management. We will use the proceeds to strengthen our liquidity, reduce debt and pursue new strategic opportunities. We welcome CPPIB as a major partner in 21C along with Vestar Capital Partners and management.”

“Regarding our operating results, I’m extremely pleased to report that our positive momentum continued, as we finished the third quarter with 42.2% year-over-year revenue growth. Our same market treatments per day growth remained robust during the quarter, up 2.4% year-over-year as a result of the local efforts of our community-based physicians, focused marketing efforts, and continued ICC expansion. We saw increased completed case volume again this quarter, driven by both organic growth in key markets, improvements in certain markets, and strong contributions from OnCure Holdings, Inc. (“OnCure”) and South Florida Radiation Oncology (“SFRO”). I am very pleased to report that the integration and performance of both OnCure and SFRO, two of the largest acquisitions in our Company’s history, remain ahead of expectations and will continue to provide significant opportunity on an on-going basis for us to grow as we further leverage our clinical leadership, scale and ICC model to these markets,” Dr. Dosoretz added.

“Our operations both domestic and international continue to strengthen as we execute on our strategy of organic growth and select strategic de-leveraging acquisitions. We fully expect to continue building upon this momentum through the remainder of 2014 and into 2015 in our mission to provide integrated cancer care at academic quality, and deliver that care at a compelling value to our expanding patient population worldwide.”

Third Quarter 2014 Results

Total revenues for the third quarter of 2014 were $257.6 million, compared to total pro-forma revenues of $181.2 million in the same quarter of 2013, driven by the Company’s acquisition activity and organic growth.

Domestic same market treatments per day increased 2.4% in the third quarter of 2014 while same market freestanding revenues increased 3.5%. The growth was primarily driven by the continued expansion of our physician network. Domestic same market therapy revenue per treatment increased 1.1% in the third quarter of 2014, primarily due to continued improvements in managed care pricing and the continued application of advanced technologies.

Total Relative Value Units (RVUs) per day increased by 45.1% in the third quarter versus the same period of the prior year due to acquisition-related treatment growth and technology mix. On a same market basis, RVUs decreased 1.3% versus the same period last year, attributable to the 2014 fee schedule in which The Centers for Medicare and Medicaid Services (CMS) cut the Radiation Oncology RVUs an average of 4.8%. Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-cash and pro forma items (“Pro Forma Adjusted EBITDA”) in the third quarter of 2014 was $40.1 million, or 15.5% of total revenues, up 72.6% compared to $23.2 million, or 12.8% of total pro forma revenues, in the third quarter of 2013. Reconciliation of net loss attributable to 21st Century Oncology, determined in accordance with generally accepted accounting principles to Pro Forma Adjusted EBITDA and total revenues, determined in accordance with generally accepted accounting principles, to total pro forma revenues for the quarters ended September 30, 2014 and 2013 is included in the attached supplemental financial information.

Income tax expense in the third quarter of 2014 was $1.2 million, compared to $1.7 million in the third quarter of 2013. The net loss for the third quarter of 2014 was $86.6 million, compared to a net loss of $25.1 million in the third quarter of 2013.  The net loss in the third quarter of 2014 included a non-cash impairment charge of approximately $47.5 million primarily resulting from the finalization of the Step 2 Goodwill Impairment analysis during the quarter.

Recent Developments

In September 2014, CPPIB made a $325 million convertible preferred equity investment in the Company.  The investment provides the Company with substantial incremental liquidity, resulted in significant debt reduction and provides for additional capital necessary to support the Company’s continued growth strategy.  The net proceeds were used to repay all outstanding borrowings under the Company’s revolving credit facility of approximately $79.5 million, repay all obligations under SFRO credit facilities of approximately $84.3 million, repay certain other debt and capital leases totaling $39.6 million, and pay accrued interest, provide working capital for general corporate purposes, and pay for transaction-related costs and expenses totaling $13.7 million.  Following the repayments of debt identified for repayment and related expenses, the Company had approximately $160.7 million of unrestricted cash on hand and full access to its $100 million revolver.

Pursuant to the terms of the investment, CPPIB received shares of Series A Convertible Preferred Stock and nominated two directors for appointment to 21C’s Board of Directors.  The holders of a majority of the outstanding preferred stock will have customary consent rights and will be entitled to vote together with the holders of the Company’s common stock on an as-converted basis under certain circumstances.

On October 31, 2014, CMS released its final rule for calendar year 2015.  The Company expects this final rule to have a neutral effect on our unit pricing in 2015 as compared to 2014.

The Company received two Civil Investigative Demands (“CIDs”), one on October 22, 2014 addressed to 21C and one on October 31, 2014 addressed to SFRO, from the U.S. Department of Justice (“DOJ”) pursuant to the False Claims Act.  The CIDs request information concerning allegations that the Company knowingly billed for services that were not medically necessary and for services not rendered.  The CIDs cover the period from January 1, 2009 to the present.  It is not possible to predict when these matters will be resolved or what impact they might have on the Company’s consolidated financial position, results of operations or cash flow.

A detailed Form 8-K filing that includes the specifics of the new preferred stock and related documentation is available on the U.S. Securities and Exchange Commission (SEC) website, www.sec.gov.

Conference Call

The Company will host a conference call on Friday, November 14, 2014 at 10:00 a.m. Eastern Time, during which management will discuss its financial results in further detail. The dial-in numbers are (877) 407-9039 for domestic callers and (201) 689-8470 for international callers.  In addition, a telephonic replay of the call will be available until November 28, 2014.  The replay dial-in numbers are (877) 870-5176 for domestic callers and (858) 384-5517 for international callers.  Please use the conference ID number 13593813 to access the replay.

A live webcast and webcast replay of the call will also be available from the Events section on the corporate web site at www.21co.com.

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global, physician led provider of Integrated Cancer Care Services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective patient care in personal and convenient settings. The Company operates 178 treatment centers, including 143 centers located in 16 U.S. states. The Company also operates 35 centers located in six countries in Latin America. The Company holds market leading positions in most of its domestic local markets and abroad.

(Source: 21st Century Oncology Holdings, Inc.)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2014 and the effects of the CMS’s Final Rule for the 2014 Physician Fee Schedule on its results.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers  and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	September 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$160,721	$17,462
Restricted cash	7,239	3,768
Accounts receivable, net	139,316	117,044
Prepaid expenses	8,516	7,577
Inventories	4,596	4,393
Deferred income taxes	108	375
Other	8,337	12,534
Total current assets	328,833	163,153

Equity investments in joint ventures	1,596	2,555
Property and equipment, net	274,655	240,371
Real estate subject to finance obligation	17,743	19,239
Goodwill	442,293	578,013
Intangible assets, net	83,727	85,025
Other assets	35,468	39,835
Total assets	$1,184,315	$1,128,191

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$86,133	$57,613
Accrued expenses	97,459	64,021
Income taxes payable	730	2,372
Current portion of long-term debt	25,950	17,536
Current portion of finance obligation	361	317
Other current liabilities	12,018	12,237
Total current liabilities	222,651	154,096
Long-term debt, less current portion	942,963	974,130
Finance obligation, less current portion	18,468	20,333
Embedded derivative features of Series A convertible redeemable preferred stock	15,006	—
Other long-term liabilities	45,505	38,453
Deferred income taxes	4,609	4,498
Total liabilities	1,249,202	1,191,510

Series A convertible redeemable preferred stock, $0.001 par value, $1,000 stated value, 3,500,000 and -0- authorized, 385,000 and -0- issued and outstanding at September 30, 2014 and December 31, 2013, respectively	304,271	—
Noncontrolling interests - redeemable	45,987	15,899

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,000,000 and 1,028 shares authorized at September 30, 2014 and December 31, 2013, respectively, 1,028 issued and outstanding	—	—
Additional paid-in capital	649,993	650,879
Retained deficit	(1,043,319)	(718,237)
Accumulated other comprehensive loss, net of tax	(37,901)	(26,393)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(431,227)	(93,751)
Noncontrolling interests - nonredeemable	16,082	14,533
Total deficit	(415,145)	(79,218)
Total liabilities and equity	$1,184,315	$1,128,191

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues:
Net patient service revenue	$238,403	$178,655	$698,261	$526,475
Management fees	16,762	—	50,215	—
Other revenue	2,453	2,385	8,437	6,651
Total revenues	257,618	181,040	756,913	533,126

Expenses:
Salaries and benefits	134,599	98,032	396,311	293,972
Medical supplies	24,771	15,917	71,007	46,166
Facility rent expenses	14,867	11,427	47,529	32,285
Other operating expenses	15,558	11,882	46,035	33,155
General and administrative expenses	37,811	24,936	101,985	68,832
Depreciation and amortization	22,388	16,059	65,272	46,550
Provision for doubtful accounts	5,621	3,767	13,345	8,857
Interest expense, net	30,233	21,952	87,659	62,369
Impairment loss	47,526	—	229,526	—
Early extinguishment of debt	8,558	—	8,558	—
Equity initial public offering expenses	742	—	4,905	—
Loss on sale leaseback transaction	—	—	135	—
Fair value adjustment of earn-out liability	209	—	612	—
Gain on the sale of an interest in a joint venture	—	—	—	(1,460)
Loss on foreign currency transactions	210	364	317	1,166
Loss (gain) on foreign currency derivative contracts	—	67	(4)	309
Total expenses	343,093	204,403	1,073,192	592,201

Loss before income taxes	(85,475)	(23,363)	(316,279)	(59,075)
Income tax expense	1,173	1,699	4,213	4,849

Net loss	(86,648)	(25,062)	(320,492)	(63,924)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(729)	(347)	(4,590)	(1,365)

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	(87,377)	(25,409)	(325,082)	(65,289)

Other comprehensive loss:
Unrealized loss on foreign currency translation	(1,990)	(4,228)	(12,596)	(9,817)
Other comprehensive loss	(1,990)	(4,228)	(12,596)	(9,817)

Comprehensive loss:	(88,638)	(29,290)	(333,088)	(73,741)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(512)	(25)	(3,502)	(516)
Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(89,150)	$(29,315)	$(336,590)	$(74,257)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(320,492)	$(63,924)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	54,003	40,062
Amortization	11,269	6,488
Deferred rent expense	477	636
Deferred income taxes	638	(1,989)
Stock-based compensation	99	481
Provision for doubtful accounts	13,345	8,857
Loss on the sale/disposal of property and equipment	256	212
Loss on sale leaseback transaction	135	—
Impairment loss	229,526	—
Early extinguishment of debt	8,558	—
Equity initial public offering expenses	4,905	—
Gain on the sale of an interest in a joint venture	—	(1,460)
Loss on foreign currency transactions	105	137
(Gain) loss on foreign currency derivative contracts	(4)	309
Fair value adjustment of earn-out liability	612	—
Amortization of debt discount	2,035	703
Amortization of loan costs	4,821	4,128
Equity interest in net loss of joint ventures	161	425
Distribution received from unconsolidated joint ventures	168	—
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(31,317)	(25,578)
Income taxes payable	(933)	343
Inventories	(195)	(591)
Prepaid expenses	2,747	194
Accounts payable and other current liabilities	12,320	12,591
Accrued deferred compensation	1,059	1,019
Accrued expenses / other current liabilities	17,392	19,519

Net cash provided by operating activities	11,690	2,562

Cash flows from investing activities
Purchase of property and equipment	(44,269)	(25,109)
Acquisition of medical practices	(50,121)	(24,250)
Restricted cash associated with medical practice acquisitions	(3,471)	(5,002)
Proceeds from the sale of equity interest in a joint venture	—	1,460
Proceeds from the sale of property and equipment	91	64
Loans to employees	(871)	(559)
Contribution of capital to joint venture entities	(620)	(542)
Purchase of noncontrolling interest - non-redeemable	—	(1,509)
Proceeds (payment) of foreign currency derivative contracts	26	(171)
Premiums on life insurance policies	(851)	(901)
Change in other assets and other liabilities	(256)	(53)

Net cash used in investing activities	(100,342)	(56,572)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from financing activities
Proceeds from issuance of debt	164,556	207,650
Principal repayments of debt	(250,208)	(133,917)
Repayments of finance obligation	(167)	(142)
Proceeds from issuance of Series A convertible redeemable preferred stock	325,000	—
Proceeds from issuance of noncontrolling interest	1,250	—
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	229	765
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(2,050)	(1,896)
Payments of costs for equity securities offering	(4,220)	—
Payments of loan costs	(2,437)	(1,359)

Net cash provided by financing activities	231,953	71,101

Effect of exchange rate changes on cash and cash equivalents	(42)	(32)

Net increase in cash and cash equivalents	143,259	17,059
Cash and cash equivalents, beginning of period	17,462	15,410

Cash and cash equivalents, end of period	$160,721	$32,469

Supplemental disclosure of noncash transactions
Finance obligation related to real estate projects	$2,465	$5,337
Derecognition of finance obligation related to real estate projects	$4,119	$—
Capital lease obligations related to the purchase of equipment	$7,069	$79
Medical equipment and service contract component related to the acquisition of medical equipment through accounts payable	$12,486	$—
Issuance of notes payable relating to the acquisition of medical practices	$2,000	$2,097
Liability relating to the escrow debt and purchase price of medical practices	$2,970	$—
Capital lease obligations related to the acquisition of medical practices	$47,796	$8,748
Earn-out accrual related to the acquisition of medical practices	$1,003	$400
Amounts payable to sellers in the purchase of a medical practice	$295	$—
Incurred offering costs	$685	$—
Issuance costs related to the series A convertible preferred stock	$6,792	$—
Noncash dividend declared to noncontrolling interest	$246	$140
Accrued dividends on Series A convertible preferred stock	$982	$—
Accretion of redemption value on Series A convertible preferred stock	$87	$—
Noncash deconsolidation of noncontrolling interest	$—	$9
Noncash contribution of capital by noncontrolling interest holders	$—	$4,235
Termination of prepaid services by noncontrolling interest holder	$—	$2,551
Issuance of notes payable relating to the earn-out liability in the acquisition of Medical Developers	$—	$2,679
Issuance of equity LLC units relating to the earn-out liability in the acquisition of Medical Developers	$—	$705

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Net Loss Attributable to 21st Century Oncology Holdings, Inc. Shareholder

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands):	2014	2013	2014	2013
Total revenues	$257,618	$181,040	$756,913	$533,126
Pro-forma full period effect of acquisitions (a)	—	114	8,819	35,288
Total pro-forma revenues	$257,618	$181,154	$765,732	$568,414

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(87,377)	$(25,409)	$(325,082)	$(65,289)
Income tax expense	1,173	1,699	4,213	4,849
Interest expense, net	30,233	21,952	87,659	62,369
Depreciation and amortization	22,388	16,059	65,272	46,550
Impairment loss	47,526	—	229,526	—
Early extinguishment of debt	8,558	—	8,558	—
Equity initial public offering expenses	742	—	4,905	—
Gain on the sale of an interest in a joint venture	—	—	—	(1,460)
Loss on sale leaseback transaction	—	—	135	—
Fair value adjustment of earn-out liability	209	—	612	—
Loss (gain) on foreign currency derivative contracts	—	67	(4)	309
Management fees (b)	71	225	411	706
Non-cash expenses (c)	1,120	1,039	3,090	3,189
Sale-lease back adjustments (d)	(331)	(357)	(963)	(1,017)
Acquisition-related costs (e)	1,371	3,498	9,955	7,302
Other expenses (f)	3,113	1,942	6,937	4,297
Litigation settlement (g)	1,097	338	4,423	1,858
Tradename / rebranding initiative (h)	30	370	622	711
Expenses associated with idle / closed treatment facilities (i)	876	1,152	3,320	2,130
Expenses associated with note-holder negotiations and management of liquidity (j)	9,258	—	9,378	—
Pro-forma full period effect of acquisition EBITDA (a)	—	639	742	8,303

Pro-forma Adjusted EBITDA (1)	$40,057	$23,214	$113,709	$74,807

Pro-forma Adjusted EBITDA as a percentage of total pro-forma revenues	15.5%	12.8%	14.8%	13.2%

(1) Pro-forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, expenses associated with the provision for income taxes, costs associated with tradename and rebranding initiatives, expenses associated with idle / closed radiation therapy treatment facilities and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions and Value Added Services contracts completed during 2014 and 2013.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions and Value Added Services contracts had occurred at the beginning of the year.

(b) Management fees are fees accrued to our sponsor, Vestar Capital Partners.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with ASC 805, “Business Combinations”, including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(f) Other expenses include loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement.

(g) Litigation settlement relates to costs associated with the termination of physicians and loss contingency reserves related to the Medicare diagnostic testing matter.

(h) Expenses related to the costs associated with the Company’s tradename and rebranding initiatives.

(i) Expenses associated with idle / closed radiation therapy treatment facilities.

(j) Expenses associated with negotiating with note-holders, recapitalization support agreement and legal and consulting fees associated with management of liquidity.

We believe the Pro-forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
United States	2014	2013	Change	2014	2013	Change

Number of treatment days	64	64		191	191

Total RVU’s - freestanding centers	4,014,187	2,767,016	45.1%	11,879,135	8,313,913	42.9%

RVU’s per day - freestanding centers	62,722	43,235	45.1%	62,194	43,528	42.9%

Percentage change in RVU’s per day - freestanding centers - same market basis	-1.3%	-1.9%		-0.6%	-4.8%

Total treatments - freestanding centers	200,654	128,765	55.8%	595,958	386,574	54.2%

Treatments per day - freestanding centers	3,135	2,012	55.8%	3,120	2,024	54.2%

Percentage change in revenue per treatment - freestanding centers - same market basis	1.1%	-4.2%		3.6%	-5.9%

Percentage change in treatments per day - freestanding centers - same market basis	2.4%	6.4%		2.7%	3.2%

Percentage change in freestanding revenues - same market basis	3.5%	3.5%		6.4%	-2.9%

Radiation oncology cases completed:

3-D cases	2,081	1,929		5,918	5,534

IMRT cases	3,269	3,039		9,483	8,844

Other cases	565	484		1,671	1,534

Total radiation oncology cases completed	5,915	5,452	8.5%	17,072	15,912	7.3%

Treatments per radiation oncology case completed	23.8	22.9		23.9	23.8

Revenue per radiation oncology case	$18,854	$18,044		$19,103	$18,816

Number of employed, contracted and affiliated physicians:

Radiation oncologists	183	116

Urologists	170	118

Surgeons	50	39

Medical oncologists	41	23

Gynecologic oncologists	9	7

Other physicians	25	9

Affiliated physicians	316	269

Total physicians	794	581	36.7%

Treatment centers - freestanding (global)	167	127	31.5%
Treatment centers - professional / other (global)	11	5	120.0%

Total treatment centers	178	132	34.8%

Days sales outstanding at quarter end	41	35

Net patient service revenue (global) - professional services only (in thousands)	$78,001	$54,338		$230,919	$159,816

Net patient service revenue (global) - excluding physician practice expense (in thousands)	$260,953	$178,655		$764,595	$526,475

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
International	2014	2013	Change	2014	2013	Change

Number of new cases

2-D cases	745	931		2,318	2,868

3-D cases	2,943	2,855		8,862	7,639

IMRT / IGRT cases	792	590		2,181	1,396

Total	4,480	4,376	2.4%	13,361	11,903	12.2%

Revenue per radiation oncology case	$5,761	$5,617		$5,328	$5,698